EXHIBIT 23.3

Consent of Automotive Testing and Development Services, Inc.

Automotive Testing and Development Services hereby consents to the use in this Registration Statement on Form SB-2 of references to our firm and our report dated October 25, 2000 concerning emissions results using ATG’s combustion enhancing catalyst appearing in the Prospectus which is part of this Registration Statement.

Automotive Testing and Development Services, Inc.

By:	/s/ Linwood Farmer —————————— Linwood Farmer Division Manager

January 24, 2001